UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AMYRIS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMYRIS, INC. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 29, 2020This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.The Notice and Proxy Statement and Annual Report to Stockholders are available at www.allianceproxy.com/amyris/2020.If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 20, 2020 to facilitate timely delivery.Important information regarding the Internet availability of the Company’s proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.To the Stockholders of AMYRIS, INC. Notice is hereby given that the Annual Meeting of Stockholders of Amyris, Inc. will be held on May 29, 2020 at 2:00 p.m. PT at 5885 Hollis Street, Suite 100, Emeryville, California 94608 for the following purposes:1. Election of the four Class I directors nominated by the Board of Directors to serve on the Board for a three-year term. 01 Geoffrey Duyk, M.D., Ph.D. 02 Steven Mills 03 Carole Piwnica 04 James McCann 2. Ratification of the appointment of Macias Gini & O’Connell LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. 3. A non-binding advisory resolution to approve the compensation of the Company’s named executive officers (commonly referred to as a “stockholder say-on-pay vote”). 4. Approval of the Company’s 2020 Equity Incentive Plan. 5. Approval of the issuance of shares of the Company’s common stock in accordance with Nasdaq Listing Standard Rule 5635(d): (i) upon the Company’s election, and at its discretion, to pay interest and amortization on the Senior Convertible Notes due 2022 in shares of the Company’s common stock, and (ii) upon exercise of the rights and warrants issued in connection thereto, in each case, rather than being required to pay cash in lieu of any such issuances in excess of the limitation imposed by such Nasdaq rule. 6. Approval of an amendment to the Company’s restated certificate of incorporation to effect an increase in the total number of the Company’s authorized shares from 255,000,000 to 355,000,000 and in the total number of authorized shares of common stock from 250,000,000 to 350,000,000. 7. To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof. The Board of Directors Recommends a Vote FOR the Election of all Director Nominees and FOR Proposals 2 through 6.The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the Internet.Materials for this annual meeting and future meetings may be requested by one of the following methods:INTERNET TELEPHONE E-MAILGo to www.allianceproxy.com/amyris/2020. Have the 11-digit control number available when you access the website and follow the instructions.877-777-2857 TOLL FREErequests@viewproxy.com * If requesting materials by e-mail, please send a blank e-mail with the company name and your 11-digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting materials.You must use the 11-digit control number located in the box below to vote via Internet or to request proxy materials.CONTROL NO.

AMYRIS, INC.
5885 Hollis Street
Suite 100
Emeryville, California 94608

PROXY MATERIALS AVAILABLE TO VIEW OR RECEIVE

The following proxy materials are available to you to review:

- The Company's 2019 Annual Report
- The Company's Notice and 2020 Proxy Statement

Directions to attend the Annual Meeting can be found in the Proxy Statement.

HOW TO ACCESS YOUR PROXY MATERIALS

View Online:

Have your 11-digit control number in hand and visit
http://www.allianceproxy.com/amyris/2020

Request and Receive a Paper or E-Mail Copy:

By Internet: http://www.allianceproxy.com/amyris/2020

By Telephone: 1-877-777-2857 TOLL FREE

By E-Mail: requests@viewproxy.com. Please include "Amyris, Inc." and your 11-digit control number in the subject line; do not include any other text or message in the e-mail.

VOTING METHODS

Via Internet: Go to http://www.AALvote.com/AMRS.
Have your 11-digit control number available and follow the prompts.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned a proxy card.

Via Mail: Request a paper copy of the materials which includes a proxy card. Follow the instructions on the proxy card for voting by mail.

Via Telephone: Request a paper copy of the materials, which includes a proxy card. Follow the instructions on the proxy card for voting by telephone.

In Person: You may vote your shares in person at the 2020 Annual Meeting. The Proxy Statement includes the meeting location and information regarding voting in person.